UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
     Date of report (Date of earliest event reported) August 18, 2005
AFC Enterprises, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Minnesota

(State or Other Jurisdiction of Incorporation)

000-32369	58-2016606

(Commission File Number)	(IRS Employer Identification No.)

5555 Glenridge Connector, NE, Suite 300, Atlanta, Georgia	30342

(Address of Principal Executive Offices)	(Zip Code)
(404) 459-4450

(Registrant’s Telephone Number, Including Area Code)
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations
Item 1.02. Termination of a Material Definitive Agreement.
     On August 18, 2005, the board of directors of AFC Enterprises, Inc. (the “Company”) terminated the AFC Enterprises Inc. Employee Stock Purchase Plan (the “Plan”) effective as of September 1, 2005. The Plan had been suspended on June 22, 2004 by the Company’s Executive Committee of the Board of Directors effective with the purchase period which expired on July 11, 2004. Residual amounts of money held by the Company on behalf of employees were refunded to the employees in connection with the suspension of the Plan at that time. The Plan authorized the issuance of 750,000 shares and allowed eligible employees the opportunity to purchase stock of the Company at a discount during an offering period. Each approximate twelve month offering period consisted of two purchase periods of approximately six months duration wherein the stock purchase price on the last day of each purchase period was the lesser of 85% of the fair market value of a share of common stock of the Company on the first day of the offering period or 85% of such fair market value on the last day of the purchase period.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFC Enterprises, Inc.
Date: September 12, 2005	By:	/s/ Kenneth L. Keymer
Kenneth L. Keymer
Chief Executive Officer